Exhibit 1.01

St. Jude Medical, Inc.

Conflict Minerals Report for the Year Ended December 31, 2015

Background

This Conflict Minerals Report of St. Jude Medical, Inc. (referred to herein as “St. Jude Medical,” “we,” “us,” or “our”) for the reporting period of January 1, 2015 through December 31, 2015 has been prepared pursuant to Rule 13p-1 and Form SD (the “Conflict Minerals Rule”) promulgated under the Securities Exchange Act of 1934.

The Conflict Minerals Rule requires public companies to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.  Conflict minerals refer to: (i) (a) columbite-tantalite or coltan, the metal ore from which tantalum is extracted, (b) cassiterite, the metal ore from which tin is extracted, (c) wolframite, the metal ore from which tungsten is extracted, and (d) gold (commonly referred to collectively as “3TG”); or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

St. Jude Medical’s operations may at times include manufacturing, or contracting to manufacture, products for which 3TG minerals are necessary to the functionality or production of those products.  As required by the Conflict Minerals Rule, we have conducted a good faith reasonable country of origin inquiry (“RCOI”) regarding the 3TG minerals included in our products during the 2015 reporting year (“RY 2015”) to determine whether any such minerals originated in the Covered Countries and/or from recycled or scrap sources.  Where applicable, we have conducted additional due diligence regarding the sources of the 3TG minerals.  The results of our good faith RCOI regarding the 3TG minerals, as well as our additional due diligence regarding the sources of such minerals, are contained in this report.  The content on any web site referred to in this report is not incorporated by reference into this report unless expressly noted.

Our Company and Our Products

St. Jude Medical develops, manufactures and distributes cardiovascular medical devices for the global cardiac rhythm management, cardiovascular and electrophysiology therapy areas and neurostimulation medical devices for the management of chronic pain and movement disorders.

For RY 2015, the principal product categories that we manufactured or contracted to manufacture were tachycardia implantable cardioverter defibrillator systems, bradycardia pacemaker systems, neurostimulation products (spinal cord and deep brain stimulation devices), vascular products (pressure measurement guidewires, optical coherence tomography imaging products, vascular closure products, vascular plugs and other vascular accessories), structural heart products (heart valve replacement and repair products and structural heart defect devices), electrophysiology products (electrophysiology introducers and catheters, advanced cardiac mapping, navigation and recording systems and ablation systems) and mechanical circulatory support products (ventricular assist devices and percutaneous pumps).

Our Conflict Minerals Due Diligence Process

Our Form SD, this report and our conflict minerals policy, which we adopted in May 2014 (the “Conflict Minerals Policy”), are publicly available at www.sjm.com.  The Conflict Minerals Policy describes our commitment to supply chain transparency and responsible sourcing of 3TG minerals and our expectation that our suppliers implement conflict minerals compliance programs and provide us with declarations regarding the origin of 3TG minerals in the products and parts they supply to us.  We also maintain a company-level grievance mechanism, through our Business Integrity HelpCenter, available at www.sjm.com, which enables employees and others to report concerns, including any concerns regarding the potential presence in our supply chain of conflict minerals that may have originated from one or more Covered Countries.

1.                                      Company Management Systems

Beginning in 2013, St. Jude Medical initiated a comprehensive process to comply with the Conflict Minerals Rule and took steps to establish due diligence measures and internal controls with respect to 3TG minerals in our supply chain.  For RY 2015, we maintained our interdisciplinary, cross-functional compliance team and continued to provide management support and resources to that team, to implement our ongoing compliance efforts.  In order to expand our due diligence capabilities in RY 2015, we engaged a third-party vendor, Source Intelligence, to aid in improving the design and implementation of our due diligence process.  Our due diligence process, which is described below, is designed to conform, in all material respects, with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplements (the “OECD Guidance”).

2.                                      Supplier Engagement

As a “downstream” original equipment manufacturer, we have no direct relationships or contacts with mine operators or the smelters or refiners that process minerals which may ultimately be incorporated into our products.  Similarly, St. Jude Medical is several tiers removed in the supply chain from mining and smelting activity.  As a result, we must rely on our direct suppliers to provide us with information regarding the 3TG minerals contained in the products and materials they supply to us; and our direct suppliers, in turn, must rely on information provided to them by their suppliers. Accordingly, and consistent with OECD Guidance, we worked with our direct suppliers to obtain information on the origin and sourcing of any 3TG minerals contained in items that such suppliers sold to us.

Based on information obtained in prior reporting years and additional review and analysis by our supply chain organization, we identified 437 direct suppliers for RY 2015 who supplied products, components, assemblies or sub-assemblies that may contain 3TG minerals to St. Jude Medical and provided Source Intelligence various means for contacting these suppliers.

We then sent an introduction letter to each of our direct suppliers identifying Source Intelligence as our partner in the due diligence process.  Following this introductory letter, Source Intelligence contacted these suppliers and provided them background materials and educational tools with regard to the conflict minerals due diligence process and also informed suppliers as to why the information was being requested.  Utilizing the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (the “CMRT”), such suppliers were asked to provide information regarding the sourcing of materials in their supply chain, with the ultimate goal of identifying the 3TG smelters or refiners and associated mine countries of origin.  The suppliers could submit the required information by uploading a completed CMRT or by completing an online version of the CMRT directly into the on-line data collection platform operated by Source Intelligence.  Non-responsive suppliers were sent up to four email reminders.  Suppliers who remained non-responsive following the email reminders were contacted by telephone and offered assistance.  The assistance included, among other things, further information about the process, an explanation of why the information was being collected, a review of how the information would be used and clarification regarding how the information could be provided. If, after these efforts by Source Intelligence, a supplier still did not provide the requested information, a St. Jude Medical supply chain employee attempted to make direct contact with the supplier to elicit a response.

3.                                      Quality Assurance

Supplier responses were evaluated for plausibility, consistency and gaps.  Additional supplier contacts were conducted if responses reflected any of the following “quality control” red flags:

•                  One or more smelters or refiners were listed for an unused metal;

•                  Smelter or refiner information was not provided for a used metal, or the smelter or refiner identified by a supplier was not a verified metal processor;(1)

•                  Supplier answered yes to sourcing from one or more of the Covered Countries, but none of the smelters or refiners listed are known to source from the region;

•                  Supplier indicated that it had not received conflict minerals data for each metal from all relevant suppliers;

•                  Supplier indicated it had not identified all of the smelters or refiners used for the products included in the declaration scope;

•                  Supplier indicated it had not provided all applicable smelter or refiner information received; or

•                  Supplier indicated that 100% of the 3TG minerals covered by the declaration originated from scrap/recycled sources, but one or more smelters or refiners listed are not known to source exclusively from recyclers.

4.                                      Due Diligence Results

The 437 suppliers that were identified as potentially containing 3TG minerals in their products were contacted as part of the due diligence process.  We received a response rate of approximately 65% from these suppliers, which represents a 10% improvement from our response rate for the 2014 reporting year.  Approximately 52% of the suppliers who provided us with completed CMRTs in connection with our due diligence efforts indicated one or more of the 3TG minerals were necessary to the functionality or production of the products they supplied to us.

337 of the smelters/refiners identified in CMRTs provided by our suppliers were verified metals processers based on Source Intelligence’s smelter/refiner database.  30 of the 337 verified smelters/refiners potentially sourced 3TG minerals from the Covered Countries; however, all but one of those 30 smelters/refiners were certified conflict-free.(2)  The breakdown of the verified smelters by mineral type is as follows:

(1)  Source Intelligence maintains a smelter/refiner database of verified metal processors, smelters/processors known to use exclusively recycled metals, mine country of origin information, and DRC conflict-free certification status.  Source Intelligence collects smelter or refiner data submitted by suppliers via CMRTs and compares it against its existing database.  The information in the smelter/refiner database begins with supplier-provided information (data from CMRTs). Source Intelligence then performs additional research (using the internet and industry and government associations’ databases) on such smelters/refiners and outreach (via email and telephone) directly with these smelters/refiners to confirm the data provided in CMRTs.  Source Intelligence’s smelter/refiner verification and outreach process includes inquiries to verify types of metal processing performed (including exclusive recycling), mine countries of origin, conflict-free certification status, and due diligence measures being conducted by those entities who are not conflict-free certified.  Supplier responses listing entities that are not verified smelters/refiners are flagged and suppliers are asked for further clarification.

(2)  Source Intelligence relies on the following internationally accepted audit standards to determine which smelters/refiners are considered “DRC Conflict Free”: the CFSI Conflict-Free Smelter Program, the London Bullion Market Association Good Delivery Program and the Responsible Jewellery Council Chain-of-Custody Certification.

•                  135 gold smelters/refiners were identified as potentially being in our supply chain; 2 of these gold smelters/refiners were identified as sourcing 3TG minerals from a Covered Country and are certified conflict-free.

•                  52 tantalum smelters/refiners were identified as potentially being in our supply chain; 15 of these tantalum smelters/refiners were identified as sourcing 3TG minerals from a Covered Country and are certified conflict-free.

•                  104 tin smelters/refiners were identified as potentially being in our supply chain; 10 of these tin smelters/refiners were identified as sourcing 3TG from a Covered Country, and all but one is certified conflict-free.

•                  53 tungsten smelters/refiners were identified as potentially being in our supply chain; 3 of these tungsten smelters/refiners were identified as sourcing 3TG minerals from a Covered Country and are certified conflict-free.

A list of verified smelters and refiners identified by our suppliers in their CMRTs that may have been used to process 3TG minerals that may be have been incorporated into St. Jude Medical products, as well as an aggregated list of countries of origin from which such smelters and refiners collectively source 3TG minerals, is provided in Annex I hereto.

5.                                      Future Steps to Mitigate Risk

Our due diligence efforts are ongoing and we intend to continue taking the following steps to improve our due diligence measures and to further mitigate the risk in our supply chain with respect to the presence of 3TG minerals originating from one or more Covered Countries:

•                  Continue to assess our product portfolio for potential inclusion of 3TG minerals;

•                  Continue to review and refine, if necessary, our RCOI and due diligence efforts in order to reinforce and stimulate supplier engagement;

•                  Integrate any new suppliers that enter St. Jude Medical’s supply chain into our RCOI and due diligence process;

•                  Continue to clearly communicate to suppliers the due diligence and reporting obligations with respect to 3TG minerals and the expectations with regard to supplier compliance, transparency and sourcing;

•                  Continue to compare the list of smelters and refiners identified through our RCOI and related due diligence process to the evolving lists of smelters who have been designated as “conflict free” through independent “conflict free” smelter designation programs; and

•                  Encourage our suppliers to implement measures in their supply chains to use validated conflict-free smelters.

Annex I

Mineral	Smelter/Refiner	Smelter/Refiner Location
Gold	Advanced Chemical Company	United States
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Aktyubinsk Copper Company TOO	Kazakhstan
Gold	Al Etihad Gold	United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Asahi Refining Canada Limited	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Métaux SA	Switzerland
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Codelco	Chile
Gold	Daejin Indus Co., Ltd.	South Korea
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	DODUCO GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Elemetal Refining, LLC	United States
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Faggi Enrico S.p.A.	Italy
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	China
Gold	Geib Refining Corporation	United States
Gold	Guangdong Gaoyao Co	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China

Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	South Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Company Limited	China
Gold	Jinlong Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia
Gold	JSC Uralelectromed	Russia
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys plc	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Metal Co. Ltd	South Korea
Gold	Korea Zinc Co. Ltd.	South Korea
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Company Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	LS-NIKKO Copper Inc.	South Korea
Gold	Luo yang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metahub Industries Sdn. Bhd.	Malaysia
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Co Ltd	China
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Morris and Watson	New Zealand

Gold	Moscow Special Alloys Processing Plant	Russia
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	Russia
Gold	OJSC Kolyma Refinery	Russia
Gold	OJSC Novosibirsk Refinery	Russia
Gold	PAMP SA	Switzerland
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russia
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Republic Metals Corporation	United States
Gold	Rio Tinto Group	United Kingdom
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	South Korea
Gold	SAMWON METALS Corp.	South Korea
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Schone Edelmetaal B.V.	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	So Accurate Group, Inc.	United States
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	China
Gold	Tony Goetz NV	Belgium

Gold	Torecom	South Korea
Gold	Umicore Brasil Ltda.	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamamoto Precious Metal Co., Ltd.	Japan
Gold	Yantai Guodasafina High-tech Environmental Refinery CO., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co Ltd	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	China
Tantalum	AMG Advanced Metallurgical Group	United States
Tantalum	Avon Specialty Metals Ltd	United Kingdom
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	E.S.R. Electronics	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Gannon & Scott	United States
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp Specialty Metals, Inc.	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China

Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET Blue Metals	United States
Tantalum	Kemet Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd.	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	Resind Indústria e Comércio Ltda.	Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russia
Tantalum	Taki Chemicals	Japan
Tantalum	Telex Metals	United States
Tantalum	Tranzact, Inc.	United States
Tantalum	Treibacher Industrie AG	Austria
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China
Tantalum	Zhuzhou Cemented Carbide	China
Tin	Alpha	United States
Tin	An Thai Minerals Company Limited	Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Best Metais e Soldas SA	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	China
Tin	China Tin Group Co., Ltd.	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Colonial Metals, Inc	United States
Tin	Complejo Metalurgico Vinto S.A.	Bolivia
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil
Tin	CSC Pure Technologies	Russia
Tin	CV Ayi Jaya	Indonesia
Tin	CV Dua Sekawan	Indonesia
Tin	CV Duta Putra Bangka	Indonesia
Tin	CV Gita Pesona	Indonesia
Tin	CV Prima Timah Utama	Indonesia

Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Tiga Sekawan	Indonesia
Tin	CV United Smelting	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	Elmet S.L.U. (Metallo Group)	Spain
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Feinhutte Halsbrucke GmbH	Germany
Tin	Fenix Metals	Poland
Tin	Gejiu Fengming Metalurgy Chemical Plant	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zi-Li	China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Hyundai-Steel	South Korea
Tin	Jean Goldschmidt International SA	Belgium
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metahub Industries Sdn. Bhd.	Malaysia
Tin	Metallic Resources, Inc.	United States
Tin	Metallo-Chimique N.V.	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Nankang Nanshan Tin Co., Ltd.	China
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Integrated Tin Works	Russia
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgical S.A.	Bolivia
Tin	Phoenix Metal Ltd	Rwanda
Tin	POSCO	South Korea
Tin	PT Alam Lestari Kencana	Indonesia

Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Justindo	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Kijang Jaya Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	PT Timah (Persero) Tbk Kundur	Indonesia
Tin	PT Timah (Persero) Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT WAHANA PERKIT JAYA	Indonesia
Tin	Pure Technology	Russia
Tin	Resind Indústria e Comércio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	SGS	Bolivia
Tin	Soft Metais Ltda.	Brazil
Tin	Thaisarco	Thailand

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC	Vietnam
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin	Xianghualing Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin	Yunnan Tin Group (Holding) Company Limited	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Air Products	United States
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Beijing Tian-Long Tungsten & Molybdenum Co., Ltd.	China
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Golden Egret Special Alloy Co. Ltd	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russia
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China

Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd	Russia
Tungsten	Niagara Refining LLC	United States
Tungsten	North American Tungsten	Canada
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Philippine Chuangin Industrial Co., Inc.	Philippines
Tungsten	Pobedit, JSC	Russia
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Woltech Korea Co., Ltd.	South Korea
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co.Ltd	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China

Countries of origin from which smelters/refiners sourced 3TG minerals:

Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Burundi, Canada, Chile, China, DRC- Congo (Kinshasa), Ethiopia, France, Ghana, Guinea, Guyana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Myanmar, Namibia, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Russia, Rwanda, Saudi Arabia, South Africa, South Korea, Spain, Suriname, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zambia